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                                                                   EXHIBIT 10.23


                       AXSYS TECHNOLOGIES, INC.

          RESTATED SUPPLEMENTAL REVENUE GROWTH INCENTIVE PLAN

Axsys Technologies, Inc. (the "Company") has endeavored to create incentives for its general managers, certain other employees and corporate executive staff in order to promote overall growth in Company revenue. Accordingly, the Company has established a Supplemental Revenue Growth Incentive Plan, adopted by the Board of Directors on July 24, 1996, that it is restating herein (the "Plan"). The Plan shall be in effect for calendar years 1996, 1997 and 1998.

1.   (A)  DEFINITIONS:
     As used herein, the following capitalized terms shall have the following meanings:

     Award shall have the meaning set forth in Section 2.

     Base Revenue shall mean, in respect of any Unit, net sales generated by that Unit for the calendar year 1995.

     Base Salary shall mean, in respect of any Participant, that Participant's base salary, without regard to bonuses or incentive payments, at the beginning of the Current Plan Year.

     Board shall mean the Board of Directors of the Company.

     Cause shall have the meaning set forth in Section 6.

     Change in Capitalization shall have the meaning set forth in
     Section 5.

     Common Stock shall mean the common stock of the Company, par value $.01 per share.

     Current Plan Year shall mean the year in respect of which a determination is being made as to whether a Participant in the Plan is entitled to any Award.

     Current Revenue shall mean, in respect of any Unit, net sales generated by that Unit for the Current Plan Year.

     Disability shall have the meaning set forth in Section 6.

     Dollar Value shall have the meaning set forth in Section 3.

     Fair Market Value shall have the meaning set forth in Section 9.

     Participant shall mean any employee of the Company, its divisions and subsidiaries who is selected by the Board to participate in the Plan.

     Participant Percentage shall mean, in respect of any Participant, the percentage of that Participant's Base Salary as of the beginning of the Current Plan Year which such Participant would be granted as an Award pursuant to Section 2 if the Unit Target was met. Participant Percentages are subject to adjustment as provided in Section 2.

     Previous Revenue shall mean, in respect of any Unit, the highest net sales generated by that Unit for any year subsequent to the calendar year 1995 and prior to the Current Plan Year and which is higher than the Base Revenue.

     Securities Act shall mean the Securities Act of 1933, as amended.

     Shares shall have the meaning set forth in Section 3.

     Stock Price shall have the meaning set forth in Section 3.

     Unit shall mean, in respect of the employees of the divisions and companies listed herein, each of the Motion Control Group, Beau Interconnect, AST Bearings, Speedring Systems, Inc. and Speedring, Inc., and, in respect of the corporate executive staff, the aggregate of the foregoing divisions and companies.

     Unit Increase shall mean, in respect of any Unit, the percentage increase in net sales which Current Revenue for that Unit represents, as compared with the higher of (i) the Base Revenue or (ii) the Previous Revenue for that Unit.
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     Unit Targets shall mean the Unit Increases established by the
     Board as targets for each Unit.

     Withholding Taxes shall have the meaning set forth in Section 9.


     (B)   ACCOUNTING:
     In determining the Base Revenue, the Current Revenue and the Previous Revenue: (i) the amount of net sales shall be determined by the Company from the financial statements of the Company as prepared in accordance with generally accepted accounting principles; and (ii) adjustments shall be made to exclude net sales resulting from any structural changes to the relevant Unit, including acquisitions and divestitures and other extraordinary events. All determinations by the Company of Base Revenue, Current Revenue and Previous Revenue shall be final, binding and conclusive upon the Participants and for all other purposes of the Plan.

2.   DETERMINATION OF AWARD:
     For any Current Plan Year, a Participant shall be granted an award under the Plan corresponding to his Participant Percentage (an "Award") if the Unit Increase for his or her Unit meets or exceeds the Unit Target. In the event that the Unit Increase exceeds the Unit Target by one percentage point or more, then, for each additional full percentage point increase over the Unit Target, the Participant Percentage of each Participant in the Unit will be increased by an additional two percentage points.

3.   PAYMENT IN SHARES:
     Subject to Sections 7 and 8, Awards shall be paid in the form of shares of Common Stock. The number of shares of Common Stock to which a Participant would be entitled if such Participant's Unit Target shall be met will be calculated as follows:

              Dollar Value / Stock Price = Shares

     where: Dollar Value is the dollar value of the Award at the end of the Current Plan Year calculated by multiplying the Participant's Base Salary for such Current Plan Year by his or her Participant Percentage, as adjusted pursuant to Section 2,

              Stock Price is the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on the last trading day of the Current Plan Year, and

              Shares is the number of shares of Common Stock to which such Participant is entitled pursuant to the Dollar
              Value of his or her Award.

     Whether an Award will be granted and the Dollar Value and the Shares related thereto will be determined on a date not later than April 30 of the year following the Current Plan Year.

4.   VESTING OF AWARDS:
     Awards granted under the Plan shall vest and be paid in one-third increments, on January 1, 12 months, 24 months and 36 months after the end of the Current Plan Year. Subject to Sections 8 and 9, stock certificates for the Shares shall be issued in the name of the Participant and delivered to him or her as soon as practicable after each vesting date.

5.   ADJUSTMENTS:
     (a) In the event of a Change in Capitalization, the number of Shares shall be appropriately and equitably adjusted by the Board.
     (b) If, by reason of a Change in Capitalization, a Participant shall be entitled to receive new, additional or different shares of stock or securities, such new, additional or different shares of stock or securities shall thereupon be subject to all of the conditions which were applicable to the Shares, as the case may be, prior to such Change in Capitalization. The Company shall promptly inform each Participant in the Plan of such adjustment.
     (c) For purposes of this Section 5, "Change in Capitalization" shall mean any increase or reduction in the number of shares of Common Stock, or exchange of shares of Common Stock for a different number or kind of shares or other securities or property, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, spin off, combination or exchange
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     of shares, or other similar event.

6.   TERMINATION OF EMPLOYMENT:
     (a) In the event a Participant voluntarily terminates employment with the Company or any of the Units, he or she shall receive Shares or cash only in respect of those Awards, if any, which will have fully vested on the date of termination.
     (b) If a Participant is terminated by the Company or any of the Units for reasons other than Cause, he or she will be entitled to Shares or cash in respect of the Awards, if any, granted prior to the date of termination but will only receive Shares or cash in respect of such Awards, if any, on their scheduled payment date. There will be no acceleration of the vesting period.
     (c) Notwithstanding anything to the contrary in paragraph (b) above, if Participant's employment is terminated because of death or Disability, he or she (or his or her estate) shall receive within six months of the date of termination Shares or cash in respect of the Awards, if any, granted prior thereto, even if not vested.
     (d) Termination for Cause will result in a forfeiture of all Awards not vested, unless otherwise determined by the Board in its sole discretion.
     (e) For purposes of this Section 6, "Cause" shall mean the willful failure by a Participant to perform his or her duties with his or her Unit or the willful engaging in conduct which is injurious to that Unit, monetarily or otherwise, and "Disability" shall mean the condition which results when an individual has become permanently and totally disabled within the meaning of
     Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

7.   PAYMENT IN CASH IN LIEU OF SHARES:
     (a) In the event that the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on the last trading day preceding the vesting date is less than the Stock Price, each Participant entitled to payment on such vesting date will have the option to receive a cash payment equal to the Dollar Value in lieu of the Shares to which he would be otherwise entitled. If such a decrease in the Company's stock price occurs, the Company shall so notify such Participant within 10 days of the vesting date and such Participant shall notify the Company within 15 days of the receipt of the Company's notice of his or her election.
     (b) The Company reserves the right, in its sole discretion, to pay any Award in cash for the amount of the Dollar Value in lieu of issuing the Shares.

8.   COMPANY'S OBLIGATIONS SUBJECT TO REGULATIONS:
     (a) The obligation of the Company to issue or deliver shares of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board. The obligation of the Company to issue or deliver shares of Common Stock under the Plan shall also be subject to the Company's compliance with any agreement to which it is a party. The Company shall not be required to issue any shares of Common Stock, in whole or in part, unless all such laws, rules, regulations and agreements have been complied with and all such approvals obtained.
     (b) If at any time the Board determines, in its sole discretion, that the listing, registration or qualification of the Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of the Shares, no Shares shall be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.
     (c) Notwithstanding anything contained in the Plan to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder. The Board may require any Participant receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such Participant are acquired without a view to any
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     distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption from registration under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately legended to reflect their status as restricted securities as aforesaid.

9.   WITHHOLDING TAXES:
     The Company shall have the right to deduct from any distribution of cash to any Participant, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Award. If a Participant is entitled to receive Shares, the Participant shall pay the Withholding Taxes to the Company prior to the issuance of such Shares. In satisfaction of the Withholding Taxes to the Company, the Participant may make a written election to have withheld a portion of the Shares issuable to him or her having an aggregate Fair Market Value equal to the Withholding Taxes. "Fair Market Value" shall mean the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on the last trading day preceding the issuance of the Shares.

10.  ADMINISTRATION OF THE PLAN:
     (a) The Plan shall be administered by the Board which shall hold meetings at such times as may be necessary for the proper administration of the Plan. In administering the Plan, the Board shall consider the recommendations of the Stock Incentive Plan Committee.
     (b) The Board shall have the power from time to time to (i) amend the Plan, and more specifically to determine the Participants, adjust the Unit Targets and/or the Participant Percentages, (ii) construe and interpret the Plan, and (iii) generally exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan. Moreover, the Board may, in its sole discretion, accelerate the vesting of the Awards, or any portion thereof, at any time and for any reason.
     (c) No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Board shall be fully indemnified and held harmless by the Company and its subsidiaries with respect to any such action, determination or interpretation.
     (d) All actions, determinations and interpretations under the Plan by the Board, including as to the determination of the Base Revenue, Current Revenue and Previous Revenue as well as any adjustments thereto, shall be final, binding and conclusive upon the Company, the Units, the Participants and all other persons having any interest therein.

11.  EFFECTIVENESS OF THE PLAN:
     The effective date of the Plan shall be the date of its adoption by the Board. The Board, in its sole discretion, may extend the Plan after the calendar year 1998.